                                     Filed by Remark Media, Inc. pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to
                                                                                                                                                                                     Rule 14a-12 under the Securities Exchange Act of 1934
                                     Subject Company: Banks.com, Inc.
                                     Commission File No. 001-33074

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2012

Remark Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

Six Concourse Parkway, Suite 1500, Atlanta, GA 30328
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(770) 821-6670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On February 26, 2012, Remark Media, Inc. (“Remark Media”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Banks.com, Inc., a Florida corporation (the “Banks.com”), and Remark Florida, Inc.,  a Florida corporation and wholly owned subsidiary of Remark Media (“Merger Sub”).  Pursuant to the Merger Agreement and subject to the conditions set forth therein, Remark Media will acquire Banks.com through the merger (the “Merger”) of Merger Sub with and into Banks.com, with Banks.com surviving the Merger as a wholly owned subsidiary of Remark Media.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (“Effective Time”), all outstanding shares of Banks.com’s common stock (“Banks.com common stock”), a warrant to purchase 2,083,333 shares of Banks.com common stock, and a convertible promissory note will be automatically converted into the right to receive shares of Remark Media’s common stock.  In addition, all outstanding shares of Banks.com’s Series C Preferred Stock and the accrued and unpaid dividends thereon will be automatically converted into the right to receive shares of Remark Media’s common stock and cash in the aggregate amount of Three Hundred Thousand Dollars ($300,000.00).  The maximum aggregate number of shares of Remark Media’s common stock issuable as a result of the Merger shall be 702,784, subject to adjustment based on Banks.com’s net working capital as of the closing of the Merger.  Each share of Remark Media’s common stock outstanding immediately prior to the effective time will remain outstanding and will not be affected by the Merger.

Each of Banks.com, Remark Media and Merger Sub has made certain representations and warranties in the Merger Agreement, and each has agreed to use its reasonable best efforts to consummate the Merger. Banks.com has also agreed to various covenants in the Merger Agreement, including, among others, (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the Effective Time of the Merger and (ii) to cause a special meeting of Banks.com’s shareholders to be held to consider the approval of the Merger Agreement.

Consummation of the Merger is subject to various conditions, including, among others, (i) the affirmative vote by the holders of a majority of the outstanding shares of Banks.com common stock and preferred stock, (ii) the accuracy of the representations and warranties made by the parties, and (iii) the performance by the parties in all material respects of their covenants, obligations and agreements under the Merger Agreement.

In connection with the Merger Agreement, holders of a majority of the voting rights of Banks.com’s capital stock, including the common stock and Series C Preferred Stock, voting together as a single class, have entered into Stockholders’ Support Agreements pursuant to which they agree to vote their shares of Banks.com in favor of the Merger at the special meeting of Banks.com’s shareholders.  The Stockholders’ Support Agreements will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the effective time of the Merger.

Remark Media’s Board of Directors unanimously approved the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.  The Merger Agreement has been attached as an exhibit in order to provide information regarding its terms. It is not intended to provide any other factual information about Banks.com, Remark Media, Merger Sub or their respective subsidiaries and affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing such matters as facts); and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any description thereof, as characterizations of the actual state of facts or condition of Banks.com, Remark Media or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Banks.com and Remark Media.  Pursuant to rules of the Securities and Exchange Commission (the “SEC”), the exhibits and the disclosure schedules to the Merger Agreement have not been filed as part of Exhibit 2.1.  Remark Media will supplementally furnish the SEC with these exhibits and schedules upon its request.

On February 28, 2012, Remark Media issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Where You Can Find Additional Information

In connection with the proposed transaction, Remark Media will file a registration statement/proxy statement with the SEC. REMARK MEDIA AND BANKS.COM URGE INVESTORS TO READ THE REGISTRATION STATEMENT/PROXY STATEMENT  CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REMARK MEDIA, BANKS.COM AND THE PROPOSED TRANSACTION.  Investors may obtain free copies of the registration statement/proxy statement (when available) as well as other filed documents containing information about Remark Media at http://www.sec.gov, the SEC's free internet site.

Banks.com, Remark Media, and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Banks.com’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Banks.com is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2011, with respect to the 2011 Annual Meeting of Stockholders of Banks.com. Information regarding the officers and directors of Remark Media is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on December 14, 2011, with respect to the 2011 Annual Meeting of Stockholders of Remark Media.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the registration statement/proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Forward-Looking Statements

Statements that describe the objectives, expectations, plans or goals of Banks.com, Remark Media or Merger Sub (including, without limitation, their expectations with respect to the timing of the closing of the merger) are forward-looking statements. Forward looking-statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.  In addition, the acquisition is subject to the satisfaction of certain conditions and the absence of events that could give rise to the termination of the Merger Agreement for the acquisition.  We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from our forward-looking statements may appear in Banks.com’s or Remark Media’s public filings with the SEC, which are available at www.sec.gov, and which you are advised to consult.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger among Remark Media, Inc., Remark Florida, Inc. and Banks.com, Inc. dated February 26, 2012

99.1	Press Release issued by Remark Media, Inc. dated February 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Date: February 28, 2012	By: /s/ Bradley T. Zimmer
Bradley T. Zimmer
Chief Operating Officer and General Counsel